EXHIBIT 99.1

Sun Hydraulics Second Quarter Earnings up 38% on Sales Increase of 18%

SARASOTA, FLA, August 7, 2007 – Sun Hydraulics Corporation (NASDAQ: SNHY) reported financial results for the second quarter of 2007 as follows:

(Dollars in millions except net income per share)

	June 30, 2007	July 1, 2006	Increase
Three Months Ended
Net Sales	$43.4	$36.9	18%
Net Income	$6.0	$4.3	38%
Net Income per share:
Basic	$0.36	$0.26	38%
Diluted	$0.36	$0.26	38%

Six Months Ended
Net Sales	$84.3	$71.1	19%
Net Income	$11.8	$8.5	38%
Net Income per share:
Basic	$0.72	$0.52	38%
Fully Diluted	$0.71	$0.51	39%

Note: The Company announced a 50% stock dividend to shareholders of record on June 30, 2007, payable on July 15, 2007. All earnings per share and weighted average share information reflect the 50% stock dividend.

“We were extremely pleased with the revenue and earnings growth this quarter,” said Allen Carlson, Sun’s President and CEO. “Gross profit margins remained strong at this level of sales and the incremental sales allowed additional profit to flow to the bottom line, with earnings up 38% over the previous year.”

“Growth continued across all business segments in the second quarter,” Carlson continued. “European and Asian sales were especially strong, making up 78% of the increase over last year. Our success in reaching into new markets around the world continues to be a significant contributor to our growth.”

“Last week we announced that we will open a sales office in Bangalore, India, to help Sun develop new business opportunities in the Indian market. We are excited about our opportunities in India and other expanding markets around the globe,” concluded Carlson. “We believe this is a great time in the business cycle to be making strategic investments that will yield future benefits for Sun.”

Outlook

2007 third quarter sales are estimated to be approximately $40 million and earnings per share are estimated to be in the range of $0.30 to $0.32. This would represent an increase of approximately 10% in sales and 29% in earnings per share over last year.

Webcast

Sun Hydraulics Corporation will broadcast its second quarter financial results conference call live over the Internet at 2:30 P.M. E.T. tomorrow, August 8, 2007. To listen to the webcast, go to http://investor.sunhydraulics.com/medialist.cfm. A copy of this earnings release is posted on the Investor Relations page of our website under “Press Releases.”

Webcast Q&A

Questions may be submitted to the Company via email after reviewing the earnings release by going to the Sun Hydraulics website, www.sunhydraulics.com, and clicking on Investor Relations. Scroll down to the bottom of the page and click on contact email: investor@sunhydraulics.com. Sun management will answer these and other questions during the Company’s webcast. If an individual wishes to ask questions directly during the webcast, the conference call may be accessed by dialing 1-877-407-8033.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings Item 1. “Business,” Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Company’s Form 10-K for the year ended December 30, 2006, and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Company’s Form 10-Q for the quarter ended June 30, 2007. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SUN HYDRAULICS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

	Three months ended
	June 30, 2007	July 1, 2006
	(unaudited)	(unaudited)
Net sales	$43,422	$36,928
Cost of sales	29,125	25,689

Gross profit	14,297	11,239
Selling, engineering and administrative expenses (1)	5,438	4,690

Operating income	8,859	6,549
Interest (income)/expense, net	(89)	33
Foreign currency transaction loss, net	27	72
Miscellaneous income, net	(124)	(57)

Income before income taxes	9,045	6,501
Income tax provision	3,093	2,187

Net income	$5,952	$4,314

Basic net income per common share (2)	$0.36	$0.26
Weighted average basic shares outstanding (2)	16,425	16,399
Diluted net income per common share (2)	$0.36	$0.26
Weighted average diluted shares outstanding (2)	16,494	16,492
Dividends declared per share (2)	$0.090	$0.067

(1)	Selling, engineering and administrative expenses for the current period includes approximately $360,000 of additional unanticipated expenses for variable stock based compensation.
(2)	The Company announced a 50% stock dividend to shareholders of record on June 30, 2007, payable on July 15, 2007. All per share and weighted average share information reflect the 50% stock dividend.

SUN HYDRAULICS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

	Six months ended
	June 30, 2007	July 1, 2006
	(unaudited)	(unaudited)
Net sales	$84,275	$71,114
Cost of sales	56,096	48,895

Gross profit	28,179	22,219
Selling, engineering and administrative expenses (1)	10,653	9,360

Operating income	17,526	12,859
Interest (income)/expense, net	(162)	81
Foreign currency transaction loss, net	1	31
Miscellaneous income, net	(206)	(7)

Income before income taxes	17,893	12,754
Income tax provision	6,135	4,260

Net income	$11,758	$8,494

Basic net income per common share (2)	$0.72	$0.52
Weighted average basic shares outstanding (2)	16,401	16,398
Diluted net income per common share (2)	$0.71	$0.51
Weighted average diluted shares outstanding (2)	16,478	16,497
Dividends declared per share (2)	$0.157	$0.133

(1)	Selling, engineering and administrative expenses for the current period includes approximately $360,000 of additional unanticipated expenses for variable stock based compensation.
(2)	The Company announced a 50% stock dividend to shareholders of record on June 30, 2007, payable on July 15, 2007. All per share and weighted average share information reflect the 50% stock dividend.

SUN HYDRAULICS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2007	December 30, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,662	$9,379
Restricted cash	60	118
Accounts receivable, net of allowance for doubtful accounts of $102 and $140	17,786	13,917
Inventories	11,140	10,386
Deferred income taxes	219	219
Other current assets	2,459	986

Total current assets	45,326	35,005
Property, plant and equipment, net	54,354	50,355
Other assets	2,017	1,825

Total assets	$101,697	$87,185

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,771	$4,812
Accrued expenses and other liabilities	3,984	4,059
Long-term debt due within one year	435	426
Dividends payable	1,481	1,085
Income taxes payable	1,529	608

Total current liabilities	13,200	10,990
Long-term debt due after one year	427	646
Deferred income taxes	4,535	4,451
Other noncurrent liabilities	699	298

Total liabilities	18,861	16,385

Shareholders’ equity:
Common stock	16	16
Capital in excess of par value	33,344	30,962
Retained earnings	44,460	35,279
Accumulated other comprehensive income	5,016	4,543

Total shareholders’ equity	82,836	70,800

Total liabilities and shareholders’ equity	$101,697	$87,185

SUN HYDRAULICS CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

	Six months ended
	June 30, 2007	July 1, 2006
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$11,758	$8,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,047	$2,932
(Gain)/Loss on disposal of assets	(61)	62
Provision for deferred income taxes	84	13
Allowance for doubtful accounts	(38)	6
Stock-based compensation expense	331	309
Stock options income tax benefit	(286)	(42)
(Increase) decrease in:
Accounts receivable	(3,831)	(4,105)
Inventories	(754)	(1,268)
Income taxes receivable	—	236
Other current assets	(1,473)	153
Other assets	(205)	(56)
Increase (decrease) in:
Accounts payable	959	8
Accrued expenses and other liabilities	1,311	829
Income taxes payable	1,207	521
Other noncurrent liabilities	401	(9)

Net cash provided by operating activities	12,450	8,083

Cash flows from investing activities:
Capital expenditures	(6,885)	(4,816)
Proceeds from dispositions of equipment	76	20

Net cash used in investing activities	(6,809)	(4,796)

Cash flows from financing activities:
Proceeds from debt	—	5,000
Repayment of debt	(210)	(2,639)
Proceeds from exercise of stock options	256	73
Proceeds from stock issued	123	114
Payments for purchase of treasury stock	—	(2,665)
Dividends to shareholders	(2,181)	(2,183)
Stock options income tax benefit	286	42

Net cash used in financing activities	(1,726)	(2,258)

Effect of exchange rate changes on cash and cash equivalents	310	652

Net increase in cash and cash equivalents	4,225	1,681
Cash and cash equivalents, beginning of period	9,497	5,830

Cash and cash equivalents, end of period	$13,722	$7,511

Supplemental disclosure of cash flow information:
Cash paid:
Interest	$24	$136
Income taxes	$5,349	$3,532
Supplemental disclosure of noncash transactions:
Common stock issued to ESOP through accrued expenses and other liabilities	$1,386	$1,183

	United States	Korea	Germany	United Kingdom	Elimination	Consolidated
Three Months Ended June 30, 2007
Sales to unaffiliated customers	$25,836	$5,695	$6,107	$5,784	$—	$43,422
Intercompany sales	7,995	—	20	650	(8,665)	—
Operating income	6,153	636	1,377	686	7	8,859
Depreciation	1,098	43	136	264	—	1,541
Capital expenditures	2,976	152	21	533	—	3,682

Three Months Ended July 1, 2006
Sales to unaffiliated customers	$23,332	$4,072	$5,193	$4,331	$—	$36,928
Intercompany sales	6,615	—	26	666	(7,307)	—
Operating income	4,271	596	1,175	583	(76)	6,549
Depreciation	1,088	38	122	241	—	1,489
Capital expenditures	2,534	18	49	251	—	2,852

Six Months Ended June 30, 2007
Sales to unaffiliated customers	$49,604	$10,652	$12,698	$11,321	$—	$84,275
Intercompany sales	16,163	—	50	1,534	(17,747)	—
Operating income	11,896	1,146	3,021	1,521	(58)	17,526
Depreciation	2,160	82	272	520	—	3,034
Capital expenditures	5,718	209	47	911	—	6,885

Six Months Ended July 1, 2006
Sales to unaffiliated customers	$44,193	$8,162	$9,770	$8,989	$—	$71,114
Intercompany sales	13,292	—	62	1,452	(14,806)	—
Operating income	8,328	1,202	2,116	1,322	(109)	12,859
Depreciation	2,119	75	241	484	—	2,919
Capital expenditures	4,406	21	62	327	—	4,816

Contact:

Richard K. Arter	Investor Relations	941-362-1200
Tricia L. Fulton	Chief Financial Officer	941-362-1200